FORM OF OPINION


                            SULLIVAN & WORCESTER LLP
                          1025 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036
                             TELEPHONE: 202-775-8190
                             FACSIMILE: 202-293-2275

565 FIFTH AVENUE                                    ONE POST OFFICE SQUARE
EIGHTEENTH FLOOR                                    BOSTON, MASSACHUSETTS 02109
NEW YORK, NEW YORK 10017                            TELEPHONE: 617-338-2800
TELEPHONE: 212-486-8200                             FACSIMILE: 617-338-2880
FACSIMILE: 212-758-2151

                                                    August ___, 2001



Pre-Settlement Funding Corporation
927 South Walter Reed Drive, Suite 5
Arlington, Virginia  22204

Gentlemen:

         We have acted as counsel for Pre-Settlement Funding Corporation (the "Company") in connection with the offer by the Company of shares of Common Stock (the "Shares") pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 (File No. 333-56848) filed with the with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("1933 Act"), on or about March 9, 2001.

         In our capacity as counsel to the Company in connection with the offering of the Shares described in the Registration Statement, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates of public officials, and other instruments, and have made such other investigation, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies and the authenticity of the originals of all such copies.

         We are admitted to the Bars of The Commonwealth of Massachusetts and the District of Columbia and generally do not purport to be familiar with the laws of the State of Delaware. To the extent that the conclusions based on the laws of the State of Delaware are involved in the opinions set forth herein below, we have relied, in rendering such opinions, upon our examination of The Delaware General Corporation Law statute.

         This letter expresses our opinion as to the provisions of the Company's Articles of Incorporation, but does not extend to the Delaware Uniform Securities Act, or to other federal or state securities laws or other federal laws.

         Based upon the foregoing and subject to the qualifications set forth herein, we hereby advise you that, in our opinion:

          1. The Company is a validly existing corporation under the laws of the State of Delaware.

         2. The Shares to be offered pursuant to the Registration Statement have been duly and validly authorized by all necessary action of the Board of Directors of the Company and of the shareholders of the Company.

         We understand that this opinion is to be used in connection with the registration of the Shares for offering and sale pursuant to the 1933 Act. We consent to the filing of this opinion with and as a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                  Very truly yours,



                                  SULLIVAN & WORCESTER LLP